Exhibit 99.1

Robseek Intelligence Inc. Announces Entering into an Agreement and Plan of Merger with QuasarEdge Acquisition Corporation

NEW YORK – June 9, 2026 – Robseek Intelligence Inc., a Cayman Islands exempted company (“Robseek” or the “Company”) announced today that it has entered into an Agreement and Plan of Merger (the “Agreement”) with QuasarEdge Acquisition Corporation (NYSE: QRED, QRED RT, and QRED U) (“QuasarEdge”), a Cayman Islands exempted company and special purpose acquisition company, Robseek Inc., a Cayman Islands exempted company and wholly owned subsidiary of QuasarEdge (the “Purchaser”), and QRED Merger Sub Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Purchaser (the “Merger Sub”), and Robseek Limited, a business company incorporated under the Laws of British Virgin Islands (the “Principal Shareholder”), and Meng Tang, an individual, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the Principal Shareholder, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of the Purchaser, and QuasarEdge will merge with and into the Purchaser, with the Purchaser surviving as the publicly traded company (the “Proposed Transaction”).

Robseek is an AI-driven technology company focused on building an integrated “device + data + AI + service” ecosystem through its NOVA AI advertising platform, and is planning to further expand its operation by launching ALIF AI, an AI smart-device ecosystem. Robseek is committed to applying its AI systems to more niche markets in the physical world.

Mr. Meng Tang, Director of Robseek, said, “The strategic transaction validates our integrated ‘device network - data acquisition - AI optimization - continuous monetization’ business flywheel model and accelerates our business expansion. Becoming a public company will enhance our credibility and provide access to diversified sources of capital to scale our operations and deepen our competitive moat. We are committed to becoming the builder of the global intelligent terminal network and the core engine of AI-driven business operations.”

Ms. Qi Gong, Chairwoman/CEO of QuasarEdge, said, “The merger reflects our commitment to pairing our public market platform with an operator that can execute. With Robseek’s “supply chain integration, local implementation capabilities, and system-level platform architecture” model, we believe the company is positioned to capitalize on significant opportunities ahead, while our structure provides the resources and support needed to scale effectively.”

Transaction Overview

Pursuant to the Agreement, QuasarEdge will merge with and into Purchaser, its wholly owned subsidiary, with Purchaser surviving the merger and becoming the publicly listed company, and its wholly owned subsidiary, Merger Sub, will merge with and into Robseek, with Robseek being the surviving company with the end result being Purchaser as the publicly listed company, in each case subject to the terms and conditions of the Agreement.

The Proposed Transaction implies a pre-money equity value of approximately $1 billion for the Company. Additional information regarding transaction proceeds, sources and uses of funds, and pro forma ownership will be included in the registration statement and other transaction-related materials to be filed in connection with the Proposed Transaction. The parties may also cooperate in connection with any additional financing arrangements sought in connection with the Proposed Transaction.

The Proposed Transaction, which has been approved by the boards of directors of both QuasarEdge and Robseek, is subject to regulatory approvals, the approvals by the shareholders of QuasarEdge and Robseek, respectively, and the satisfaction of certain other customary closing conditions, including, among others, a registration statement, of which the proxy statement/prospectus forms a part, being declared effective by the U.S. Securities and Exchange Commission (the “SEC”), and the approval by the stock exchange of the listing application of the combined company.

The description of the Proposed Transaction contained herein is only a summary and is qualified in its entirety by reference to the Agreement relating to the Proposed Transaction. A more detailed description of the Proposed Transaction and a copy of the Agreement will be included in a Current Report on Form 8-K to be filed by QuasarEdge with the SEC and will be available on the SEC’s website at www.sec.gov.

Advisors

Celine & Partners, PLLC and Ogier serve as legal advisors to QuasarEdge. Torres & Zheng at Law, P.C., Harney Westwood & Riegels, and Guantao Law Firm serve as legal advisors to Robseek. Chain Stone Capital Limited (CTM) serves as the financial advisor to Robseek.

About Robseek Intelligence Inc.

Robseek is focused on developing a “device + data + artificial intelligence (“AI”) + service” ecosystem designed to transform smart device distribution into a physical AI world entry network. Through its NOVA AI advertising platform and the plan to launch ALIF AI, an AI smart-device ecosystem, Robseek aims to integrate AI-enabled advertising, smart devices, and related services to provide innovative solutions to its customers. Through its operating subsidiaries, Robseek seeks to expand its AI-driven ecosystem and strengthen its position in emerging technology-enabled markets.

About QuasarEdge Acquisition Corporation

QuasarEdge is a special purpose acquisition company incorporated as a Cayman Islands exempted company and listed on the New York Stock Exchange under the symbols QRED U, QRED, and QRED RT. QuasarEdge was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. QuasarEdge’s strategy is to identify and partner with a business that can benefit from access to the public markets and additional growth opportunities.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

This press release relates to the proposed business combination between QuasarEdge and Robseek. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Purchaser and Robseek intend to file a Registration Statement on Form F-4 (as may be amended from time to time) with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all QuasarEdge shareholders. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. QuasarEdge and Robseek will also file other documents regarding the proposed business combination with the SEC. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF QUASAREDGE ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by QuasarEdge and Robseek through the website maintained by the SEC at www.sec.gov. The documents filed by QuasarEdge and Robseek with the SEC also may be obtained free of charge upon written request to QuasarEdge, 1185 Avenue of the Americas, Suite 304, New York, NY 10036.

Participants in the Solicitations

QuasarEdge, Robseek and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from QuasarEdge’s shareholders in connection with the proposed business combination. A list of the names of the directors, executive officers, other members of management and employees of QuasarEdge and Robseek, as well as information regarding their interests in the business combination, will be contained in the Registration Statement on Form F-4 to be filed with the SEC by Purchaser and Robseek. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above.

Caution About Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to QuasarEdge and Robseek. These forward-looking statements are based on QuasarEdge’s and Robseek’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including projections of market opportunity and market share, the capability of Robseek’s business plans including its plans to expand, the anticipated enterprise value of the combined company following the consummation of the proposed business combination, anticipated benefits of the proposed business combination and expectations related to the terms and timing of the proposed business combination, are also forward-looking statements.

Although each of QuasarEdge and Robseek believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of QuasarEdge and Robseek cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. These factors are difficult to predict accurately and may be beyond QuasarEdge’s and Robseek’s control. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form F-4 relating to the proposed business combination, which is expected to be filed by Purchaser and Robseek with the SEC and other documents filed by QuasarEdge or Robseek from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements.

There may be additional risks that neither QuasarEdge or Robseek presently know or that QuasarEdge and Robseek currently believe are immaterial and that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by QuasarEdge or Robseek, their respective directors, officers or employees or any other person that QuasarEdge and Robseek will achieve their objectives and plans in any specified time frame, or at all. Forward-looking statements in this communication or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for QuasarEdge or Robseek to predict these events or how they may affect QuasarEdge or Robseek. Except as required by law, neither QuasarEdge nor Robseek has any duty to, and does not intend to, update or revise the forward-looking statements in this communication or elsewhere after the date this communication is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur. Uncertainties and risk factors that could affect QuasarEdge’s and Robseek’s future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; the outcome of any legal proceedings that may be instituted against QuasarEdge or Robseek, the combined company or others following the announcement of the business combination; the inability to complete the business combination due to the failure to obtain approval of the shareholders of QuasarEdge or to satisfy other conditions to closing; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; the ability to meet stock exchange listing standards following the consummation of the business combination; the risk that the business combination disrupts current plans and operations of QuasarEdge or Robseek as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the business combination; changes in applicable laws or regulations; QuasarEdge’s estimates of expenditures and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; changes in laws and regulations that impact Robseek; ability to enforce, protect and maintain intellectual property rights; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in QuasarEdge’s final prospectus, dated April 14, 2026 and filed with the SEC on April 16, 2026, relating to its initial public offering and in subsequent filings with the SEC, including the registration statement on Form F-4 relating to the business combination expected to be filed by the Purchaser and Robseek.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

For further queries, please contact:

Qi Gong

Chairwoman and CEO

QuasarEdge Acquisition Corporation

Email: qigong@quasaredge.co

Sienna Wang

Company Representative

Robseek Intelligence Inc.

Email: ir@robseek.ai

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